DEFERRED COMPENSATION AGREEMENT

This  Agreement  confirms the  previously  agreed to terms  concerning  deferred
compensation  between  Trilogy   International,   Inc.  ("Company")  and  Robert
Rowe("Consultant").

Whereas, Consultant was retained on December 1, 1998 at an monthly consulting fee of $11,250 and

Whereas, Consultant agreed to defer payment of 100 % of his fees for the period from December 1, 1998 through March, 1999, and not demand payment of said deferred fees until such time as the Company has been profitable for two consecutive months and then to accept payment of the accrued salary due at that time in 4 monthly installments pari pasu with all other employees of the Company that have made like concessions,

The  Company,  therefore,  has agreed to issue to  Consultant  8,667  Options to
purchase  Trilogy   International,   Inc  Common  Stock  @  $.25  per  share  as
consideration for the above fee payment concessions made by Consultant.

AGREED______________________               DATE_____________________________
      Carol Berardi, President
      For: Trilogy International, Inc.
          ("Company")

AGREED_______________________         DATE _____________________________
         Robert Rowe


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